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                                                                    EXHIBIT 23.3


                            [RYDER SCOTT LETTERHEAD]

               Consent of Ryder Scott Company Petroleum Engineers


As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1997, and to all references to our Firm included in this registration statement.



                                        /s/ Ryder Scott Company
                                        /s/ Petroleum Engineers


                                        Ryder Scott Company
                                        Petroleum Engineers


Houston, Texas
July 31, 1997